Exhibit 99.2

T-Mobile Agrees to Sell $2.0 Billion of Senior Notes

September 11, 2023

BELLEVUE, Wash.—(BUSINESS WIRE)—T-Mobile US, Inc. (NASDAQ: TMUS) (“T-Mobile”) announced today that T-Mobile USA, Inc., its direct wholly-owned subsidiary (“T-Mobile USA” or the “Issuer”), has agreed to sell $1,000,000,000 aggregate principal amount of its 5.750% Senior Notes due 2034 (the “2034 Notes”) and $1,000,000,000 aggregate principal amount of its 6.000% Senior Notes due 2054 (the “2054 Notes,” and collectively with the 2034 Notes, the “notes”) in a registered public offering.

The offering of the notes is scheduled to close on September 14, 2023, subject to satisfaction of customary closing conditions. T-Mobile USA intends to use the net proceeds from the offering for general corporate purposes, which may include among other things, share repurchases, any dividends declared by T-Mobile’s Board of Directors and refinancing of existing indebtedness on an ongoing basis.

Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, Commerz Markets LLC, TD Securities (USA) LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., Santander US Capital Markets LLC, SG Americas Securities, LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc. and U.S. Bancorp Investments, Inc. are the joint book-running managers for the offering of the notes. ING Financial Markets LLC, NatWest Markets Securities Inc., PNC Capital Markets LLC, Scotia Capital (USA) Inc., Siebert Williams Shank & Co., LLC and Telsey Advisory Group LLC are acting as co-managers.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering of notes to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering of notes. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the notes offering will arrange to send you the prospectus and related prospectus supplement if you request it by contacting Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at +1 (800) 831-9146 or by email at prospectus@citi.com; Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, by telephone at +1 (866) 718-1649 or by email at Prospectus@morganstanley.com; RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281, by telephone at +1 (866) 375-6829 or by email at rbcnyfixedincomeprospectus@rbccm.com; or Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, by telephone at +1 (800) 645-3751 or by email at wfscustomerservice@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes, the related guarantees or any other securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on T-Mobile management’s current expectations. Such statements include, without limitation, statements about the expected closing of the offering of the notes and statements regarding the intended use of proceeds from the offering of the notes. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, without limitation, prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect T-Mobile and its results is included in T-Mobile’s filings with the SEC, which are available at http://www.sec.gov.

Contacts

T-Mobile US Media Relations
MediaRelations@T-Mobile.com
or
Investor Relations
investor.relations@t-mobile.com